Exhibit 99.1



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CONTACTS:  Richard M. Ubinger                                June Filingeri
           Vice President of Finance,                        President
           Chief Financial Officer and Treasurer             Comm-Partners LLC
           (412) 257-7606                                    (203) 972-0186

FOR IMMEDIATE RELEASE
---------------------

         UNIVERSAL STAINLESS NAMES DAVID KORNBLATT TO BOARD OF DIRECTORS


     BRIDGEVILLE, PA, April 8, 2008 - Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) announced today that M. David Kornblatt has joined the Company's Board of Directors, increasing the number of Company Directors to five. As an independent Director, Mr. Kornblatt will serve on each of the established committees of the Board.

     Mr. Kornblatt, 48, brings diverse industry and in-depth financial experience to his position as a Director of the Company. He currently serves as Senior Vice President and Chief Financial Officer of Triumph Group, Inc., a New York Stock Exchange-listed manufacturer of aircraft components and accessories headquartered in Wayne, PA. Prior to joining Triumph, Mr. Kornblatt held the post of Senior Vice President and Chief Financial Officer of Carpenter Technology Corporation, a manufacturer and distributor of specialty alloys and various engineered products, which he joined in July 2006. From 2002 until its acquisition by Johnson Controls, Inc. in December 2005, Mr. Kornblatt was with York International Corporation, a supplier of heating, ventilation, air conditioning and refrigeration products, serving as Vice President Finance for York Americas and then as Vice President and Chief Financial Officer of the corporation. He was Tax Director for York International from 1993 to 1998. From 1998 to 2002, Mr. Kornblatt was posted in London where he served as Director of Taxes for Europe, the Middle East, Eastern Europe and Africa for The Gillette Company. Prior to joining York International, he worked for KPMG as a Senior Manager serving its large global clients. Mr. Kornblatt holds a bachelor's degree in Accounting from Drexel University, where he is member of the Dean's Advisory Board to the Lebow School of Business. He is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants, and he has published articles on international tax issues in financial journals.

     Chairman Mac McAninch, commented: "We are very pleased to add David Kornblatt to our Board. His experience in the aerospace, steel and heavy equipment manufacturing industries combined with his knowledge of international finance fit well with our end markets and growth plans. We look forward to his contribution to the strategy and growth of Universal Stainless & Alloy Products."

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor
---------------------------------------

     Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process, labor and production yields, risks related to property, plant and equipment, and risks related to the ultimate outcome of the Company's current and future litigation and regulatory matters. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.


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